UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015 (October 26, 2015)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 26, 2015, Union Pacific Railroad Company (“UPRR”), the principal railroad operating subsidiary of Union Pacific Corporation (the "Company"), issued a letter to its customers announcing that if Congress does not pass an extension of the December 31, 2015, implementation deadline of Positive Train Control (“PTC”), UPRR will: (i) embargo TIH (toxic-by-inhalation) commodities effective November 30, 2015; and (ii) suspend passenger train operations by the end of December.  This is consistent with the Company’s prior announcements related to PTC as previously reported by the Company (i) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 10, 2015, and (ii) under Item 2. Management Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on October 22, 2015.

A copy of UPRR's letter to its customers, along with additional information, is available on the Company's website at http://www.up.com/customers/announcements/customernews/weeklyserviceupdates/CN2015-69.html.

This Form 8-K disclosure contains forward-looking statements that are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors, including risk factors, regarding forward-looking information and these risks and uncertainties are discussed in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2015

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel